ICAHN PARTNERS LP
                          ICAHN PARTNERS MASTER FUND LP
                         HIGH RIVER LIMITED PARTNERSHIP
                           c/o Icahn Associates Corp.
                          767 Fifth Avenue, 47th Floor
                               New York, NY 10153

                                                               February 15, 2007

VIA FEDERAL EXPRESS AND FACSIMILE
---------------------------------

WCI Communities, Inc.
24301 Walden Center Drive
Bonita Springs, Florida 34134
Attention:  Secretary of the Corporation

Re: Stockholders' Notice for Nomination of Person for Election as Director of WCI Communities, Inc. (the "Corporation")
     -------------------------------------------------------------------------

Ladies and Gentlemen:

     Icahn Partners LP, a Delaware limited partnership ("Icahn Partners"), Icahn Partners Master Fund LP, a Cayman Islands exempted limited partnership ("Icahn Master"), and High River Limited Partnership, a Delaware limited partnership ("High River" and together with Icahn Partners and Icahn Master, the "Record Holders" and each of them a "Record Holder") hereby submit this notice (this "Notice") on the date hereof pursuant to the requirements (the "Bylaw Requirements") set forth in Article I, Section 11 of the Third Amended and Restated By-laws of the Corporation, attached as Exhibit 3.2 to the Form 8-K filed by the Corporation with the Securities and Exchange Commission (the "SEC"), on May 24, 2005 (the "Bylaws"), for the nomination of the Slate (as defined below) for election as directors of the Corporation at the 2007 annual meeting of stockholders of the Corporation (the "Annual Meeting").

     The address of Icahn Partners is 767 Fifth Avenue, 47th Floor, New York, NY 10153. The address of Icahn Master is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands. The address of High River is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601.

     As of the date of this Notice, (i) each of the Record Holders is the record owner(1) of 1000 shares of Common Stock, par value $0.01 per share, of the Corporation (the "Shares"); (ii) Icahn Partners is the direct beneficial owner of 2,901,892 Shares (including the 1000 Shares of which Icahn Partners is the stockholder of record); (iii) Icahn Master is the direct beneficial owner of 1,914,558 Shares (including the 1000 Shares of which Icahn Master is the stockholder of record); and (iv) High River is the direct beneficial owner of 1,279,725 Shares (including the 1000 Shares of which High River is the stockholder of record), in each case as described in Annex A.

     Each Record Holder hereby represents that it intends to appear in person or by proxy at the Annual Meeting to nominate for election as directors of the Corporation the following persons (each, a "Nominee" and collectively, the "Slate"):

         Carl C. Icahn
         David Schechter
         Jonathan R. Macey
         Peter C. Clapman
         Auguste E. Rimpel, Jr.
         Horward Lorber
         Michael L. Ashner
         Jerome M. Becker
         Sumner Baye
         Hugh F. Culverhouse

     Each Record Holder hereby represents that it intends to solicit proxies in support of its nomination of the Slate.

--------------------
(1) Please note that (i) High River's stock certificate was issued in the name of "High River LP;" (ii) the following address is set forth on the stock certificate of each of Icahn Partners and Icahn Master as its record address on the books of the Corporation: 767 Fifth Avenue, 47th Floor, New York, New York 10153; and (iii) the following address is set forth on the stock certificate of High River as its record address on the books of the Corporation: 767 Fifth Avenue, 46th Floor, New York, New York 10153-0023. * Mr. Icahn will be 71 years old on February 16, 2007.

     As of the date hereof, based on information contained in the Bylaws, the Corporation's Web site, recent public announcements by the Corporation and the Corporation's Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2006, the current Board of Directors of the Corporation ("Board") consists of 10 directors and pursuant to the Corporation's Second Restated Certificate of Incorporation, as executed on May 18, 2005, filed by the Corporation with the SEC on May 24, 2005 as Exhibit 3.1 to the Corporation's Registration Statement on Form 8-K and the Bylaws, the Board shall consist of not less than 3 directors. Based on the size of the Board during 2006, the Record Holders are assuming that 10 directors are to be elected at the Annual Meeting. If, for any reason, more than 10 directors are to be elected at the Annual Meeting, the Record Holders reserve the right to nominate additional persons to be so elected (each, an "Additional Nominee"). Additionally, if, for any reason, any Nominee or Additional Nominee is unable to stand for election at the Annual Meeting, the Record Holders intend to nominate a person in the place of such Nominee or Additional Nominee (a "Substitute"). Finally, if fewer than 10 directors are to be elected at the Annual Meeting, the Record Holders will designate which of the Nominees will be placed in nomination. In any of those events, the Record Holders at the earliest practicable time will give notice to the Corporation of any Additional Nominee, the Substitute or the Nominees who will be placed in nomination.

     Pursuant to the Bylaw Requirements: (i) certain information relating to the Record Holders is set forth in the body of this Notice (including the footnotes hereto) and Annex A; (ii) certain information relating to each Nominee is set forth in the body of this Notice (including the footnotes hereto) and Annex A; and (iii) the written consent of each Nominee to being named in the proxy statement as a nominee and to serving as a director of the Corporation if elected is attached as Annex B. Each Nominee (other than Mr. Icahn) is also party to an agreement substantially in the form attached hereto as Annex C, pursuant to which the Record Holders have agreed to pay certain fees to such Nominee (other than Mr. Schechter) and to indemnify each such Nominee with respect to certain costs incurred by such Nominees in connection with the proxy contest relating to the Annual Meeting (the "Nominee Agreement").

     Each  Nominee has an interest in the  election of  directors  at the Annual
Meeting: (i) indirectly through the beneficial ownership (if any) of Shares, as described on the applicable attachment to Annex A and (ii) pursuant to the Nominee Agreement, if applicable to such Nominee.

     With respect to each Nominee, other than as disclosed in this Notice, (i) such Nominee is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such Nominee nor any of such Nominee's associates have any arrangement or understanding with any person with respect to (A) any future employment by the Corporation or its affiliates or (B) any future transactions to which the Corporation or any of its affiliates will or may be a party.

     With respect to each Nominee, such Nominee is independent under the independence standards applicable to the Corporation under paragraph (a)(1) of
Item 407 of Regulation S-K.

     The Annexes and all attachments thereto are hereby incorporated into and made a part of this Notice. Accordingly, all matters disclosed in any part of this Notice, including the Annexes and all attachments thereto should be deemed disclosed for all purposes of this Notice. All upper case terms appearing in the Annexes and all attachments thereto that are not defined in such Annexes and attachments shall have the meanings given in the body of this Notice or the Annexes, as applicable.

     Information is set forth herein as of the date hereof and neither the delivery of this Notice in accordance with the Bylaw Requirements nor any delivery by any Record Holder of additional information to the Corporation from and after the date hereof shall be deemed to constitute an admission by any Record Holder or any of their respective affiliates that such delivery is required or that each and every item of information is required by the Bylaws or as to the legality or enforceability of the Bylaws or any other matter, or a waiver by any Record Holder or any of their respective affiliates of their right to contest or challenge, in any way, the validity or enforceability of the Bylaws or any other matter (including actions taken by the Board in anticipation of or following receipt of this Notice).

     The Record Holders have filed a Schedule 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC relating to the Corporation (the "Filing"). The Filing, all attachments thereto and all future amendments thereto, are hereby incorporated into and made a part of this Notice (but only to the extent that the information disclosed therein constitutes information regarding the Record Holders that is required to be set forth in this Notice pursuant to Bylaw Requirements). Accordingly, all such matters disclosed in any part of the Filing, including all attachments thereto, should be deemed disclosed for all purposes of this Notice. The Filing, a copy of which was previously delivered to the Corporation pursuant to Rule 13d-7 under the Exchange Act, is available at no charge at the SEC's website at http://www.sec.gov. If the Corporation requests additional copies of the Filing, the Record Holders will provide them.

                            [Signature page follows]

Very truly yours,


ICAHN PARTNERS LP
By:  Icahn Onshore LP, its general partner
  By:  CCI Onshore Corp., its general partner

    By:  /s/ Keith A. Meister
         --------------------
         Name:   Keith A. Meister
         Title:  Authorized Signatory


ICAHN PARTNERS MASTER FUND LP
By:  Icahn Offshore LP, its general partner
  By:  CCI Offshore Corp., its general partner

    By:  /s/ Keith A. Meister
         --------------------
         Name:   Keith A. Meister
         Title:  Authorized Signatory


HIGH RIVER LIMITED PARTNERSHIP
By:  Hopper Investments LLC, its general partner
  By:  Barberry Corp., its sole member

    By:  /s/ Keith Cozza
         --------------------
         Name:   Keith Cozza
         Title:  Treasurer and Secretary



          [Signature page to Stockholders' Notice of Intent to Nominate
           Persons for Election as Directors of WCI Communities, Inc.]

                                                                         ANNEX A

Certain information about each Nominee is set forth in the attachments to this Annex A.

                                                                         ANNEX A
                                                                    ATTACHMENT 1

INFORMATION ABOUT NOMINEES PURSUANT TO ARTICLE I, SECTION 11 OF THE BYLAWS

NAME:                 Carl C. Icahn

AGE:                  71*

BUSINESS ADDRESS:     c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor,
                      New York, New York 10153

RESIDENCE ADDRESS:    15 West 53rd Street, Penthouse B&C, New York, NY 10019

PRINCIPAL OCCUPATION
OR EMPLOYMENT:        See below


     Mr. Icahn has an interest in the election of directors at the Annual Meeting indirectly through the beneficial ownership of securities, as described below.

     Mr. Icahn has served as chairman of the board and a director of Starfire Holding Corporation, a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire, since 1984. Through his entities CCI Onshore Corp. and CCI Offshore Corp., Mr. Icahn's principal occupation is managing private investment funds, including Icahn Partners and Icahn Master. Since February 2005, Mr. Icahn has served as a director of CCI Onshore Corp. and CCI Offshore Corp., which are in the business of managing private investment funds, and from September 2004 to February 2005, Mr. Icahn served as the sole member of their predecessors, CCI Onshore LLC and CCI Offshore LLC, respectively. Mr. Icahn was also chairman of the board and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005. Since 1994, Mr. Icahn has been the principal beneficial stockholder of American Railcar Industries, Inc., currently a publicly traded company that is primarily engaged in the business of manufacturing covered hopper and tank railcars, and has served as chairman of the board and as a director of American Railcar Industries, Inc. since 1994. Since November 1990, Mr. Icahn has been chairman of the board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership controlled by Mr. Icahn that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged in, among other things, the casino entertainment business and the home textile business. From October 1998 through May 2004, Mr. Icahn was the president and a director of Stratosphere Corporation, which operates the Stratosphere Hotel and Casino. Mr. Icahn has been chairman of the board and a director of XO Holdings, Inc. since February 2006 and was chairman of the board and a director of XO Communications, Inc. (XO Holdings' predecessor) from January 2003 to February 2006. XO Holdings, Inc. is a publicly traded telecommunications services provider controlled by Mr. Icahn. Mr. Icahn has served as a Director of Cadus Corporation, a publicly traded company engaged in the ownership and licensing of yeast-based drug discovery technologies since July 1993. In May 2005, Mr. Icahn became a director of Blockbuster Inc., a publicly traded provider of in-home movie rental and game entertainment. In September 2006, Mr. Icahn became a director of ImClone Systems Incorporated, a publicly traded biopharmaceutical company, and since October 2006 has been the chairman of the board of ImClone Systems. Mr. Icahn received his B.A. from Princeton University.



--------------------
* Mr. Icahn will be 71 years old on February 16, 2007.

BENEFICIAL OWNERSHIP OF SECURITIES OF THE CORPORATION AS OF THE DATE OF THIS NOTICE:


(1) Title of        (2) Name of     (3) Amount and Nature     (4) Percent of
    Class               Beneficial      of Beneficial             Class (3)
                        Owner (2)       Ownership
Common Stock, par    High River           1,279,725                  3.06%
value $0.01 per
share
------------------- --------------- ------------------------- ------------------
Common Stock, par    Icahn Master         1,914,558                  4.57%
value $0.01 per
share
------------------- --------------- ------------------------- ------------------
Common Stock, par    Icahn Partners       2,901,892                  6.93%
value $0.01 per
share
















--------------------
2) Please note that each Record Holder listed in this table is, as of the date of this Notice, the direct beneficial owner of the Shares set forth under the heading "(3) Amount of Beneficial Ownership" and that indirect beneficial ownership of Shares is described below in the text of this Annex B under the heading "Description of Beneficial Ownership."

(3) Please note that percentages of ownership set forth in this column were calculated based on the amount of Shares stated to be outstanding in the Form 10-Q.

                       DESCRIPTION OF BENEFICIAL OWNERSHIP

Barberry Corp., a Delaware corporation ("Barberry"), is the sole member of Hopper Investments LLC, a Delaware limited liability company ("Hopper"), which is the general partner of High River. CCI Offshore Corp., a Delaware corporation ("CCI Offshore"), is the general partner of Icahn Offshore LP, a Delaware limited partnership ("Icahn Offshore"), which is the general partner of Icahn Master. CCI Onshore Corp., a Delaware corporation ("CCI Onshore"), is the general partner of Icahn Onshore LP, a Delaware limited partnership ("Icahn Onshore"), which is the general partner of Icahn Partners. Each of Barberry, CCI Offshore and CCI Onshore is 100 percent owned by Carl C. Icahn. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Record Holders.

The Record Holders may be deemed to beneficially own, in the aggregate, 6,096,175 Shares, representing approximately 14.57% of the Corporation's outstanding Shares (based upon the 41,853,396 Shares stated to be outstanding as of November 3, 2006 by the Corporation in the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed with the Securities and Exchange Commission on November 7, 2006 (the "Form 10-Q")).

High River has sole voting power and sole dispositive power with regard to 1,279,725 Shares. Each of Hopper, Barberry and Carl C. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 1,914,558 Shares. Each of Icahn Offshore, CCI Offshore and Carl C. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and sole dispositive power with regard to 2,901,892 Shares. Each of Icahn Onshore, CCI Onshore and Carl C. Icahn has shared voting power and shared dispositive power with regard to such Shares.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the Shares which High River directly beneficially owns. Each of Icahn Offshore, CCI Offshore and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own the Shares which Icahn Master directly beneficially owns. Each of Icahn Onshore, CCI Onshore and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the Shares which Icahn Partners directly beneficially owns.

TWO YEARS SUMMARY TABLE:

The following table indicates the date of each purchase and sale of Shares by Mr. Icahn and his affiliates within the past two years, and the number of shares in each such purchase and sale:



   Name                       Date                    Shares Purchased (Sold)
   ----                       ----                    -----------------------
High River                August 24, 2006                      10,200
---------------- ---------------------------------- ----------------------------
High River                August 25, 2006                      15,800
---------------- ---------------------------------- ----------------------------
High River                August 25, 2006                       4,600
---------------- ---------------------------------- ----------------------------
High River                August 28, 2006                         120
---------------- ---------------------------------- ----------------------------
High River                August 29, 2006                      35,180
---------------- ---------------------------------- ----------------------------
High River                August 30, 2006                      18,840
---------------- ---------------------------------- ----------------------------
High River               September 5, 2006                     40,000
---------------- ---------------------------------- ----------------------------
High River               September 6, 2006                     60,000
---------------- ---------------------------------- ----------------------------
High River               September 7, 2006                     22,920
---------------- ---------------------------------- ----------------------------
High River               September 8, 2006                     41,520
---------------- ---------------------------------- ----------------------------
High River              September 11, 2006                     60,000
---------------- ---------------------------------- ----------------------------
High River              September 12, 2006                     60,000
---------------- ---------------------------------- ----------------------------
High River              September 13, 2006                     25,880
---------------- ---------------------------------- ----------------------------
High River              September 14, 2006                     19,940
---------------- ---------------------------------- ----------------------------
High River               October 30, 2006                     (20,000)
---------------- ---------------------------------- ----------------------------
High River               December 13, 2006                    (30,000)
---------------- ---------------------------------- ----------------------------
High River                January 3, 2007                     156,000
---------------- ---------------------------------- ----------------------------
High River                January 4, 2007                      76,580
---------------- ---------------------------------- ----------------------------
High River                January 5, 2007                      50,000
---------------- ---------------------------------- ----------------------------
High River                January 8, 2007                     100,000
---------------- ---------------------------------- ----------------------------
High River                January 9, 2007                     112,040
---------------- ---------------------------------- ----------------------------
High River               January 10, 2007                      91,125
---------------- ---------------------------------- ----------------------------
High River                January 11 2007                      42,320
---------------- ---------------------------------- ----------------------------
High River                January 12 2007                     286,660
---------------- ---------------------------------- ----------------------------
Icahn Partners            August 24, 2006                      17,507
---------------- ---------------------------------- ----------------------------
Icahn Partners            August 25, 2006                       7,895
---------------- ---------------------------------- ----------------------------
Icahn Partners            August 25, 2006                      27,119
---------------- ---------------------------------- ----------------------------
Icahn Partners            August 28, 2006                         206
---------------- ---------------------------------- ----------------------------
Icahn Partners            August 29, 2006                      60,382
---------------- ---------------------------------- ----------------------------
Icahn Partners            August 30, 2006                      32,336
---------------- ---------------------------------- ----------------------------
Icahn Partners           September 5, 2006                     67,747
---------------- ---------------------------------- ----------------------------
Icahn Partners           September 6, 2006                    102,349
---------------- ---------------------------------- ----------------------------
Icahn Partners           September 7, 2006                     39,148
---------------- ---------------------------------- ----------------------------
Icahn Partners           September 8, 2006                     70,917
---------------- ---------------------------------- ----------------------------
Icahn Partners          September 11, 2006                    102,482
---------------- ---------------------------------- ----------------------------
Icahn Partners          September 12, 2006                    102,482
---------------- ---------------------------------- ----------------------------
Icahn Partners          September 13, 2006                     44,203
---------------- ---------------------------------- ----------------------------
Icahn Partners          September 14, 2006                     34,058
---------------- ---------------------------------- ----------------------------
Icahn Partners           October 30, 2006                     (33,951)
---------------- ---------------------------------- ----------------------------
Icahn Partners           December 13, 2006                    (51,402)
---------------- ---------------------------------- ----------------------------
Icahn Partners            January 3, 2007                     285,195
---------------- ---------------------------------- ----------------------------
Icahn Partners            January 4, 2007                     132,516
---------------- ---------------------------------- ----------------------------
Icahn Partners            January 5, 2007                     113,645
---------------- ---------------------------------- ----------------------------
Icahn Partners            January 8, 2007                     174,065
---------------- ---------------------------------- ----------------------------
Icahn Partners            January 9, 2007                     195,023
---------------- ---------------------------------- ----------------------------
Icahn Partners           January 10, 2007                     158,650
---------------- ---------------------------------- ----------------------------
Icahn Partners           January 11, 2007                      72,680
---------------- ---------------------------------- ----------------------------
Icahn Partners           January 12, 2007                   1,146,640
---------------- ---------------------------------- ----------------------------
Icahn Master              August 24, 2006                      23,293
---------------- ---------------------------------- ----------------------------
Icahn Master              August 25, 2006                      10,505
---------------- ---------------------------------- ----------------------------
Icahn Master              August 25, 2006                      36,081
---------------- ---------------------------------- ----------------------------
Icahn Master              August 28, 2006                         274
---------------- ---------------------------------- ----------------------------
Icahn Master              August 29, 2006                      80,338
---------------- ---------------------------------- ----------------------------
Icahn Master              August 30, 2006                      43,024
---------------- ---------------------------------- ----------------------------
Icahn Master             September 5, 2006                     92,253
---------------- ---------------------------------- ----------------------------
Icahn Master             September 6, 2006                    137,651
---------------- ---------------------------------- ----------------------------
Icahn Master             September 7, 2006                     52,532
---------------- ---------------------------------- ----------------------------
Icahn Master             September 8, 2006                     95,163
---------------- ---------------------------------- ----------------------------
Icahn Master            September 11, 2006                    137,518
---------------- ---------------------------------- ----------------------------
Icahn Master            September 12, 2006                    137,518
---------------- ---------------------------------- ----------------------------
Icahn Master            September 13, 2006                     59,317
---------------- ---------------------------------- ----------------------------
Icahn Master            September 14, 2006                     45,702
---------------- ---------------------------------- ----------------------------
Icahn Master             October 30, 2006                     (46,049)
---------------- ---------------------------------- ----------------------------
Icahn Master             December 13, 2006                    (68,598)
---------------- ---------------------------------- ----------------------------
Icahn Master              January 3, 2007                     338,805
---------------- ---------------------------------- ----------------------------
Icahn Master              January 4, 2007                     173,804
---------------- ---------------------------------- ----------------------------
Icahn Master              January 5, 2007                      86,355
---------------- ---------------------------------- ----------------------------
Icahn Master              January 8, 2007                     225,935
---------------- ---------------------------------- ----------------------------
Icahn Master              January 9, 2007                     253,137



Part of the purchase price of Shares purchased by High River was obtained through margin borrowing. Shares purchased by High River are maintained in a margin account that includes positions in securities in addition to the Shares. The indebtedness of the margin account as of February 14, 2007 was approximately $306,741,430.

As of the date of this Notice, (i) High River is the direct beneficial owner of $1,000,000 in aggregate principal amount of the Corporation's 9 1/8 Senior Subordinated Notes due 2012 (the "9 1/8 Notes"), (ii) Icahn Partners is the direct beneficial owner of $1,698,000 in aggregate principal amount of the 9 1/8 Notes and (iii) Icahn Master is the direct beneficial owner of $2,302,000 in aggregate principal amount of the 9 1/8 Notes. Indirect beneficial ownership is described below in the text of this Annex A under the heading "DESCRIPTION OF BENEFICIAL OWNERSHIP". The date on which each of High River, Icahn Partners and Icahn Master purchased such 9 1/8 Notes was October 4, 2006.

The Record Holders have entered into a number of derivative agreements, commonly referred to as Total Return Swaps with counterparties, which agreements provide that the profit to Record Holders shall be based upon the increase in value of the Shares and the loss to Record Holders shall be based upon the decrease in the value of the Shares, during the period from inception of the applicable agreement to its termination. The agreements provide that they settle in cash. In addition to the Shares which they beneficially own as described above, the Record Holders currently have long economic exposure to an aggregate of 5,427,113 Shares through such agreements. These agreements do not give the Record Holders direct or indirect voting, investment or dispositive control over the Shares to which these agreements relate and, accordingly: (i) Shares referenced in such agreements are not included in the tables set forth above under the caption "BENEFICIAL OWNERSHIP OF SECURITIES OF THE CORPORATION AS OF THE DATE OF THIS NOTICE" and "TWO YEARS SUMMARY TABLE" and (ii) the Record Holders disclaim any beneficial ownership in the Shares to which these agreements relate. The following tables indicate the date of each Total Return Swap trade (each representing the establishment of a long economic exposure position) by Mr. Icahn and his affiliates within the past two years, and the number of Shares referenced in each such trade.


Name                         Date                  No. of Shares Referenced
----                         ----                  ------------------------
High River              October 4, 2006                     83,840
--------------- --------------------------------- ----------------------------
High River              October 6, 2006                     45,440
--------------- --------------------------------- ----------------------------
High River              October 9, 2006                      3,080
--------------- --------------------------------- ----------------------------
High River              October 11, 2006                     2,460
--------------- --------------------------------- ----------------------------
High River              October 13, 2006                    50,000
--------------- --------------------------------- ----------------------------
High River              October 16, 2006                   100,000
--------------- --------------------------------- ----------------------------
High River              October 17, 2006                    43,020
--------------- --------------------------------- ----------------------------
High River              October 18, 2006                    32,900
--------------- --------------------------------- ----------------------------
High River              October 19, 2006                    29,000
--------------- --------------------------------- ----------------------------
High River              October 20, 2006                    21,840
--------------- --------------------------------- ----------------------------
High River              October 23, 2006                    41,860
--------------- --------------------------------- ----------------------------
High River              October 24, 2006                    41,800
--------------- --------------------------------- ----------------------------
High River              October 25, 2006                    72,920
--------------- --------------------------------- ----------------------------
High River              October 26, 2006                    55,340
--------------- --------------------------------- ----------------------------
High River              October 27, 2006                    35,720
--------------- --------------------------------- ----------------------------
High River              October 30, 2006                    43,380
--------------- --------------------------------- ----------------------------
High River             December 12, 2006                    34,200
--------------- --------------------------------- ----------------------------
High River             December 13, 2006                    63,000
--------------- --------------------------------- ----------------------------
High River             December 14, 2006                    22,200
--------------- --------------------------------- ----------------------------
High River             December 15, 2006                    95,860
--------------- --------------------------------- ----------------------------
High River             December 18, 2006                    53,000
--------------- --------------------------------- ----------------------------
High River             December 19, 2006                    53,860
--------------- --------------------------------- ----------------------------
High River             December 20, 2006                       200
--------------- --------------------------------- ----------------------------
Icahn Partners          October 4, 2006                    137,986
--------------- --------------------------------- ----------------------------
Icahn Partners          October 6, 2006                     77,138
--------------- --------------------------------- ----------------------------
Icahn Partners          October 9, 2006                      5,228
--------------- --------------------------------- ----------------------------
Icahn Partners          October 11, 2006                     4,176
--------------- --------------------------------- ----------------------------
Icahn Partners          October 13, 2006                    84,879
--------------- --------------------------------- ----------------------------
Icahn Partners          October 16, 2006                   169,757
--------------- --------------------------------- ----------------------------
Icahn Partners          October 17, 2006                    73,030
--------------- --------------------------------- ----------------------------
Icahn Partners          October 18, 2006                    55,849
--------------- --------------------------------- ----------------------------
Icahn Partners          October 19, 2006                    49,230
--------------- --------------------------------- ----------------------------
Icahn Partners          October 20, 2006                    37,075
--------------- --------------------------------- ----------------------------
Icahn Partners          October 23, 2006                    71,060
--------------- --------------------------------- ----------------------------
Icahn Partners          October 24, 2006                    70,958
--------------- --------------------------------- ----------------------------
Icahn Partners          October 25, 2006                   123,787
--------------- --------------------------------- ----------------------------
Icahn Partners          October 26, 2006                    93,944
--------------- --------------------------------- ----------------------------
Icahn Partners          October 27, 2006                    60,637
--------------- --------------------------------- ----------------------------
Icahn Partners          October 30, 2006                    73,640
--------------- --------------------------------- ----------------------------
Icahn Partners         December 12, 2006                    75,970
--------------- --------------------------------- ----------------------------
Icahn Partners         December 13, 2006                   107,944
--------------- --------------------------------- ----------------------------
Icahn Partners         December 14, 2006                    36,635
--------------- --------------------------------- ----------------------------
Icahn Partners         December 15, 2006                   164,171
--------------- --------------------------------- ----------------------------
Icahn Partners         December 18, 2006                    90,749
--------------- --------------------------------- ----------------------------
Icahn Partners         December 19, 2006                    92,221
--------------- --------------------------------- ----------------------------
Icahn Partners         December 20, 2006                       343
--------------- --------------------------------- ----------------------------
Icahn Master            October 4, 2006                    197,374
--------------- --------------------------------- ----------------------------
Icahn Master            October 6, 2006                    104,622
--------------- --------------------------------- ----------------------------
Icahn Master            October 9, 2006                      7,092
--------------- --------------------------------- ----------------------------
Icahn Master            October 11, 2006                     5,664
--------------- --------------------------------- ----------------------------
Icahn Master            October 13, 2006                   115,121
--------------- --------------------------------- ----------------------------
Icahn Master            October 16, 2006                   230,243
--------------- --------------------------------- ----------------------------
Icahn Master            October 17, 2006                    99,050
--------------- --------------------------------- ----------------------------
Icahn Master            October 18, 2006                    75,751
--------------- --------------------------------- ----------------------------
Icahn Master            October 19, 2006                    66,770
--------------- --------------------------------- ----------------------------
Icahn Master            October 20, 2006                    50,285
--------------- --------------------------------- ----------------------------
Icahn Master            October 23, 2006                    96,380
--------------- --------------------------------- ----------------------------
Icahn Master            October 24, 2006                    96,242
--------------- --------------------------------- ----------------------------
Icahn Master            October 25, 2006                   167,893
--------------- --------------------------------- ----------------------------
Icahn Master            October 26, 2006                   127,416
--------------- --------------------------------- ----------------------------
Icahn Master            October 27, 2006                    82,243
--------------- --------------------------------- ----------------------------
Icahn Master            October 30, 2006                    99,880
--------------- --------------------------------- ----------------------------
Icahn Master           December 12, 2006                    60,830
--------------- --------------------------------- ----------------------------
Icahn Master           December 13, 2006                   144,056
--------------- --------------------------------- ----------------------------
Icahn Master           December 14, 2006                    52,165
--------------- --------------------------------- ----------------------------
Icahn Master           December 15, 2006                   219,269
--------------- --------------------------------- ----------------------------
Icahn Master           December 18, 2006                   121,251
--------------- --------------------------------- ----------------------------
Icahn Master           December 19, 2006                   123,219
--------------- --------------------------------- ----------------------------
Icahn Master           December 20, 2006                       457
--------------- --------------------------------- ----------------------------
Icahn Master            January 10, 2007                   205,853
--------------- --------------------------------- ----------------------------
Icahn Master            January 11, 2007                    96,660



CONTRACTS,  ARRANGEMENTS  OR  UNDERSTANDINGS  WITH RESPECT TO  SECURITIES OF THE
CORPORATION:

As indicated above, the Record Holders have entered into a number of derivative agreements, commonly referred to as Total Return Swaps with counterparties, which agreements provide that the profit to Record Holders shall be based upon the increase in value of the Shares and the loss to Record Holders shall be based upon the decrease in the value of the Shares, during the period from inception of the applicable agreement to its termination. The agreements provide that they settle in cash. In addition to the Shares which they beneficially own as described above, the Record Holders currently have long economic exposure to an aggregate of 5,427,113 Shares through such agreements. These agreements do not give the Record Holders direct or indirect voting, investment or dispositive control over the Shares to which these agreements relate and, accordingly the Record Holders disclaim any beneficial ownership in the Shares to which these agreements relate. Of these agreements, (A) Morgan Stanley is the counterparty with respect to agreements relating to an aggregate of (i) 702,600 reference Shares with High River, (ii) 1,188,374 reference Shares with Icahn Partners and
(iii) 1,622,026 reference Shares with Icahn Master and (B) Merrill Lynch is the counterparty with respect to agreements relating to an aggregate of (i) 322,320 reference Shares with High River, (ii) 568,033 reference Shares with Icahn Partners and (iii) 1,023,760 reference Shares with Icahn Master.

                                                                         ANNEX A
                                                                    ATTACHMENT 2

INFORMATION ABOUT NOMINEES PURSUANT TO ARTICLE I, SECTION 11 OF THE BYLAWS

NAME:                 David Schechter

AGE:                  31

BUSINESS ADDRESS:     c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor,
                      New York, New York 10153

RESIDENCE ADDRESS:    100 West 26th Street, Apt #17A, New York, NY  10001

PRINCIPAL OCCUPATION
OR EMPLOYMENT:        See below

Mr. Schechter has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement attached hereto as Annex C.

In connection with his employment by Mr. Icahn and his affiliated companies, Mr. Schechter, among other employees, has a participatory interest in the profits and fees derived by Mr. Icahn and/or his affiliates from Icahn Partners LP and Icahn Partners Master Fund LP (together, the "Funds"). Because only a portion of such profit interests are distributed, Mr. Schechter also has capital accounts in the Funds. In the aggregate, Mr. Schechter's profit interests and capital accounts in the Funds entitle him to less than 1% of the profits generated by the Funds.

David Schechter currently serves as Director and Senior Investment Analyst for Icahn Management LP, the entity through which Carl C. Icahn manages third party private investment funds. Prior to joining Mr. Icahn in January 2004, Mr. Schechter last served as vice president of global special situations at Citigroup, a unit responsible for making proprietary investments in distressed situations. Prior to joining global special situations in June 1999, Mr. Schechter was a financial analyst in the investment bank at Citigroup since July 1997. He was named to the board of WestPoint International, a manufacturer of bed and bath home fashion products affiliated with Mr. Icahn, in January 2007. Mr. Schechter received a B.S. in Economics, cum laude, from the Wharton School at the University of Pennsylvania in May 1997.

                                                                         ANNEX A
                                                                    ATTACHMENT 3

INFORMATION ABOUT NOMINEES PURSUANT TO ARTICLE I, SECTION 11 OF THE BYLAWS

NAME:                 Jonathan R. Macey

AGE:                  51

BUSINESS ADDRESS:     Yale Law School
                      127 Wall Street
                      New Haven, CT 06525

RESIDENCE ADDRESS:    27 Rimmon Road, Woodbridge, CT 06525

PRINCIPAL OCCUPATION
OR EMPLOYMENT:        See below

CLASS OR SERIES AND NUMBER OF SHARES
OF CAPITAL STOCK OF THE CORPORATION
OWNED BENEFICIALLY OR OF RECORD
AS OF THE DATE OF THIS NOTICE:           100 Shares of the Corporation's Common
                                         Stock, par value $0.01 per share

BENEFICIAL OWNERSHIP OF SECURITIES OF THE CORPORATION AS OF THE DATE OF THIS NOTICE:


(1) Title of        2) Name of        (3) Amount and Nature      (4) Percent of
    Class              Beneficial         of Beneficial              Class
                       Owner              Ownership

------------------   -------------    ----------------------     ---------------
Common Stock, par    Jonathan R.             100                     %(4)
value $0.01 per      Macey
share



On February 14, 2007, Professor Macey purchased 100 shares of the Corporation's Common Stock, par value $0.01 per share.

Professor Macey has an interest in the election of directors at the Annual Meeting (i) indirectly through the beneficial ownership of Shares, as described above and (ii) pursuant to the Nominee Agreement attached hereto as Annex C.

Professor Macey is currently, and has been since 2004, the Sam Harris Professor of Corporate Law, Corporate Finance and Securities Law at the Yale Law School, and Professor in the Yale School of Management. Professor Macey is currently a member of the Legal Advisory Committee to the Board of Directors of the New York Stock Exchange. Professor Macey is also currently the President of the non-profit Yale Law Journal Corporation. Professor Macey is currently a member of the Yale University Advisory Committee on Investor Responsibility, which develops recommendations for presentation to the Yale Corporation concerning the voting of Yale's stock at annual corporate meetings. From 1990 to 2004, Professor Macey was the J. DuPratt White Professor of Law at Cornell Law School, and from 2002 to 2004, Professor of Law & Business Administration at the Johnson Graduate School of Business at Cornell University. Professor Macey has also been a Visiting Professor at a number of law schools, including, the Stockholm School of Economics, the University of Chicago, the University of Tokyo and the University of Virginia. From 1982 to 1983, Professor Macey was law clerk to the Honorable Henry J. Friendly, United States Court of Appeals, Second Circuit. From 1998 to 1999, Professor Macey was a director of Telxon Corporation, a designer, manufacturer, integrator and marketer of wireless and portable tele-transaction computers and systems. For ten years, Professor Macey served as Reporter for the American Bar Association's Committee on Corporate Laws' Model Business Corporation Act Revision Project, the principal professional body concerned with reforming and improving the statutes that govern corporate entities. In 1977, Professor Macey received a Bachelor of Arts degree in Economics, cum laude, from Harvard College, and in 1982, a Juris Doctor degree from the Yale Law School. In 1996, Professor Macey received a Ph.D. (Law) (honoris causa) from the Stockholm School of Economics.

-----------------
(4) Less than 1%.

                                                                         ANNEX A
                                                                    ATTACHMENT 4

INFORMATION ABOUT NOMINEES PURSUANT TO ARTICLE I, SECTION 11 OF THE BYLAWS

NAME:                 Peter C. Clapman

AGE:                  69

BUSINESS ADDRESS:     3 Valley Road, Scarsdale, NY 10583

RESIDENCE ADDRESS:    3 Valley Road, Scarsdale, NY 10583

PRINCIPAL OCCUPATION
OR EMPLOYMENT:        See below

Mr. Clapman has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement attached hereto as Annex C.

Mr. Clapman retired as senior vice president and chief counsel for TIAA-CREF, a financial services provider, in 2005 after 32 years of service. Mr. Clapman is currently Chairman of the Board and Trustee of AARP Mutual Funds, a mutual fund company, and chief executive officer of Governance for Owners USA, Inc., which provides corporate governance consulting services. Mr. Clapman is active in many organizations specializing in corporate governance and director education. He is a board member of the National Association of Corporate Directors and a faculty member for its Corporate Directors Institute programs. Mr. Clapman is also on the corporate governance advisory boards of the University of Delaware Business School and the Yale School of Management, and is chairman of Stanford Law School's Committee on Institutional Investor Governance. Mr. Clapman is a member of the NASDAQ Listing Council. Mr. Clapman has been on the London Stock Exchange Primary Markets Group and the New York Stock Exchange Legal Advisory Committee and has been a board member of the Investor Responsibility Research Center. In 1993, Mr. Clapman was elected as member of the American Law Institute. Mr. Clapman is a graduate of Princeton University and received a juris doctor from Harvard Law School.

                                                                         ANNEX A
                                                                    ATTACHMENT 5

INFORMATION ABOUT NOMINEES PURSUANT TO ARTICLE I, SECTION 11 OF THE BYLAWS

NAME:                 Auguste E. Rimpel, Jr.

AGE:                  67

BUSINESS ADDRESS:     30 Border Road, Concord MA 01742

RESIDENCE ADDRESS:    30 Border Road, Concord MA 01742

PRINCIPAL OCCUPATION
OR EMPLOYMENT:        See below

Dr. Rimpel has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement attached hereto as Annex C.

Dr. Rimpel has been a retired partner of PricewaterhouseCoopers LLP ("PwC") since 2000. He was with PwC and its predecessor firm, Price Waterhouse, since 1983, most recently as Managing Partner of International Consulting services for the Washington Consulting Practice of the firm. Prior to his tenure at PwC, Dr. Rimpel served as a Partner with Booz Allen & Hamilton, Inc., a management consulting firm and as a Vice President of Arthur D. Little International, Inc., a management consulting firm. Dr. Rimpel's consulting focus has been in the area of strategic planning and management. In addition, Dr. Rimpel currently serves as Chairman of the Board of Trustees of the University of the Virgin Islands. Since April 25, 2001, he has served as a member of the Audit Committee and Board of Directors of GB Holdings, Inc., an entity controlled by Carl C. Icahn that owns an interest in Atlantic Coast Entertainment Holdings, Inc., which indirectly owned and operated The Sands Hotel and Casino in Atlantic City, New Jersey prior to its sale in November 2006. Dr. Rimpel also served as a member of the Board of Directors and the Audit Committee of Atlantic Coast Entertainment Holdings, Inc. Dr. Rimpel received graduate degrees in chemical engineering from M.I.T. (M.S.) and Carnegie Institute of Technology (PhD.) and was an International Fellow at Columbia University Graduate School of Business.

                                                                         ANNEX A
                                                                    ATTACHMENT 6

INFORMATION ABOUT NOMINEES PURSUANT TO ARTICLE I, SECTION 11 OF THE BYLAWS

NAME:                 Howard Lorber

AGE:                  58

BUSINESS ADDRESS:     70 East Sunrise Highway, #411, Valley Stream, NY  11581

RESIDENCE ADDRESS:    8061 Fisher Island Drive, Fisher Island, FL  33109

PRINCIPAL OCCUPATION
OR EMPLOYMENT:        See below

Mr. Lorber has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement attached hereto as Annex C.

Mr. Lorber and an entity of which he is the Chief Executive Office and an 8% beneficial owner each have limited partnership interests in Icahn Partners LP. In the aggregate, such limited partnership interests do not exceed 2% of the capital or profits of Icahn Partners LP.

Since January 2006, Howard M. Lorber has been the President and Chief Executive Officer of Vector Group Limited, a publicly traded holding company principally engaged in the cigarettes business and the real estate business, in which Mr. Icahn indirectly holds a minority interest, and has served as a director of Vector Group Limited since January 2001. He served as President and Chief Operating Officer of Vector Group Limited from January 2001 to December 2005. From November 1994 to December 2005, Mr. Lorber served as President, Chief Operating Officer and a director of New Valley Corporation, the subsidiary through which Vector Group Limited conducts its real estate business. Mr. Lorber was Chairman of the Board of Directors of Hallman & Lorber Assoc. Inc., consultants and actuaries of qualified pension and profit sharing plans, and various of its affiliates from 1975 through 2004 and has been a consultant to these entities since January 2005. In addition, Mr. Lorber has been a stockholder and a registered representative of Aegis Capital Corp., a broker-dealer and a member firm of the National Association of Securities Dealers, since 1984. Since 1987, Mr. Lorber has been the Chairman of the Board of Directors, and from 1993 to 2006, the Chief Executive Officer, of Nathan's Famous, Inc., a chain of fast food restaurants. Effective January 2007, Mr. Lober became the Executive Chairman of the Board of Nathans Famous. Mr. Lorber has also been a director and member of the Audit Committee of United Capital Corp., a real estate investment and diversified manufacturing company, since 1991; and the Chairman of the Board of Ladenburg Thalmann Financial Services Inc. from 2001 to 2006. Effective July 2006, Mr. Lorber became the Vice Chairman of the Board of Ladenburg Thalmann. He is also a graduate and trustee of Long Island University.

                                                                         ANNEX A
                                                                    ATTACHMENT 7

INFORMATION ABOUT NOMINEES PURSUANT TO ARTICLE I, SECTION 11 OF THE BYLAWS

NAME:                 Michael L. Ashner

AGE:                  54

BUSINESS ADDRESS:     Two Jericho Plaza, Suite 111-Wing A, Jericho, NY 11753

RESIDENCE ADDRESS:    109 Cove Neck Road, Cove Neck, NY  117711

PRINCIPAL OCCUPATION
OR EMPLOYMENT:        See below

Mr. Ashner has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement attached hereto as Annex C.

Michael L. Ashner currently serves as the Chairman and Chief Executive Officer of Winthrop Realty Trust, formerly known as First Union Real Estate Equity and Mortgage Investments, a publicly traded real estate investment trust, positions he has held since 2004. In addition, since 1995, Mr. Ashner has held the positions of Chairman, President and Chief Executive Officer of Winthrop Realty Partners, L.P., a full service real estate operating company, which manages a portfolio of assets consisting of 21,000,000 square feet of office and commercial space, as well as 400 hotel rooms. Since 1997, Mr. Ashner has also served as the Executive Chairman of Lexington Realty Trust (and its predecessor Newkirk Realty Trust, Inc.), a publicly traded real estate investment trust which owns a $5.5 billion portfolio of real estate assets. Mr. Ashner is also the Managing Director of AP-USX LLC, an entity which owns a 2.4 million square foot office tower. Mr. Ashner had also served as the Chairman and Chief Executive Officer of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., three separate publicly traded real estate investment trusts listed on the American Stock Exchange that have been liquidated. Since 1981, Mr. Ashner has been Chairman of Exeter Capital Corporation, a firm that has organized and administered real estate limited partnerships. Mr. Ashner also currently serves on the Board of Directors of NBTY Inc., a publicly traded company that is a manufacturer, marketer and retailer of nutritional supplements. From 2000 to 2005, Mr. Ashner had served as a director and member of the Audit Committee of GB Holdings, Inc., an entity controlled by Carl C. Icahn that owns an interest in Atlantic Coast Entertainment Holdings, Inc., which indirectly owned and operated The Sands Hotel and Casino in Atlantic City, New Jersey prior to its sale in November 2006. From 2003 to 2006, Mr. Ashner had also served as a member of Atlantic Holdings Coast Entertainment Holdings, Inc.'s Board of Directors. Mr. Ashner graduated cum laude from Cornell University and received a juris doctor magna cum laude from University of Miami School of Law.

                                                                         ANNEX A
                                                                    ATTACHMENT 8

INFORMATION ABOUT NOMINEES PURSUANT TO ARTICLE I, SECTION 11 OF THE BYLAWS

NAME:                 Jerome M. Becker

AGE:                  71

BUSINESS ADDRESS:     Two Dogs Farm, PO Box 20, Erwinna, PA  18920

RESIDENCE ADDRESS:    Two Dogs Farm, PO Box 20, Erwinna, PA  18920

PRINCIPAL OCCUPATION
OR EMPLOYMENT:        See below

Jerome M. Becker has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement attached hereto as Annex C.

Mr. Becker currently serves as a Special Disciplinary Referee for the Appellate Division of the First and Second Judicial Departments, an assignment he has performed for the past decade, and a Mediator for the Supreme Court of the State of New York, an assignment he has performed for the past 3 years. In January 2007, he was appointed as a Special Master for the Supreme Court of the State of New York. From 1995 to 2006, He served as Chairman of the New York State Housing Finance Agency, Chairman of the New York State Affordable Housing Agency, Chairman of the New York State Municipal Bond Bank Agency, and Vice-Chairman of the State of New York Mortgage Agency. Up until 2006, Mr. Becker also served as a Director of the New York State Housing Trust Fund Corporation and a Director of the Homeless Housing Assistance Corporation. Prior to his career in public service, Mr. Becker was engaged in the private practice of law, specializing in real estate matters. Mr. Becker earned a Bachelor of Science from Hofstra University and received a juris doctor from New York Law School

                                                                         ANNEX A
                                                                    ATTACHMENT 9

INFORMATION ABOUT NOMINEES PURSUANT TO ARTICLE I, SECTION 11 OF THE BYLAWS

NAME:                 Sumner Baye

AGE:                  74

BUSINESS ADDRESS:     300 East 71st Street, New York, NY 10021

RESIDENCE ADDRESS:    300 East 71st Street, New York, NY 10021

PRINCIPAL OCCUPATION
OR EMPLOYMENT:        See below

Mr. Baye has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement attached hereto as Annex C.

Mr. Baye has been President and Partner of International Hotel Network, a hospitality consulting firm headquartered in New York City, for more than 15 years. Mr. Baye has worked in the hospitality industry more than 35 years, including as a Vice President in the sales, marketing and conference division of Sheraton Hotels and as a Vice President of Travel and Related Services at American Express. He formed Sumner A. Baye, Inc., a hotel representative and consulting firm, which was acquired by the American Express Company. Mr. Baye formed Hotel Network, the predecessor to International Hotel Network.

                                                                         ANNEX A
                                                                   ATTACHMENT 10

INFORMATION ABOUT NOMINEES PURSUANT TO ARTICLE I, SECTION 11 OF THE BYLAWS

NAME:                 Hugh F. Culverhouse

AGE:                  57

BUSINESS ADDRESS:     2601 South Bayshore Drive
                      SBS Tower, PH1-C
                      Miami, FL 33133

RESIDENCE ADDRESS:    2601 South Bayshore Dr., SBS Tower, PH1-C, Miami, FL 33133

Principal Occupation
or Employment:        See below

Mr. Culverhouse has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement attached hereto as Annex C.

Since 2001, Mr. Culverhouse has owned Palmer Ranch Holdings Ltd., an entity that owns a Master Planned Community in Sarasota County Florida. Palmer Ranch, among other things, engages in land sales to public and local developers. Since 1989, Mr. Culverhouse has also owned Culverhouse Limited Partnership, an entity that invests in real estate and securities. From 1997 to 2001, Mr. Culverhouse served as the Head Trustee of Hugh F. Culverhouse Trust, an entity that managed a portfolio of assets consisting of land holdings, orange groves, utility companies and other businesses. Prior thereto, Mr. Culverhouse engaged in the private practice of law and served as an Assistant United States Attorney, Miami Florida, and a Trial Attorney for the United Securities and Exchange Commission. From 1991 to 1997, Mr. Culverhouse served on the Board of Directors and as a member of the Audit Committee of Del Webb Corporation, a publicly traded real estate development company. Mr. Culverhouse is a graduate of the University of Florida, received an MBA from New York University and received a juris doctor from University of Florida.

                                                                         ANNEX B

The written consent of each Nominee to being named as a nominee for election as a director of the Corporation and to serve as a director if elected is attached to this Annex B. If the Corporation requests original signed statements of consents, the Record Holders will provide them.

                                                                         ANNEX B
                                                                    ATTACHMENT 1

                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of WCI Communities, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (collectively, the "Record Holder") and in other materials in connection with the solicitation of proxies by the Record Holder from stockholders of the Company to be voted at the 2007 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: February 15, 2007


/s/ Carl C. Icahn
-----------------
Name:  Carl C. Icahn

                                                                         ANNEX B
                                                                    ATTACHMENT 2

                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of WCI Communities, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (collectively, the "Record Holder") and in other materials in connection with the solicitation of proxies by the Record Holder from stockholders of the Company to be voted at the 2007 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: February 14, 2007


/s/ David Schechter
-------------------
Name:  David Schechter

                                                                         ANNEX B
                                                                    ATTACHMENT 3

                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of WCI Communities, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (collectively, the "Record Holder") and in other materials in connection with the solicitation of proxies by the Record Holder from stockholders of the Company to be voted at the 2007 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated:  February 14, 2007


/s/ Jonathan R. Macey
---------------------
Name:  Jonathan R. Macey

                                                                         ANNEX B
                                                                    ATTACHMENT 4

                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of WCI Communities, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (collectively, the "Record Holder") and in other materials in connection with the solicitation of proxies by the Record Holder from stockholders of the Company to be voted at the 2007 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated:  February 15, 2007


/s/ Peter C. Clapman
--------------------
Name:  Peter C. Clapman

                                                                         ANNEX B
                                                                    ATTACHMENT 5

                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of WCI Communities, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (collectively, the "Record Holder") and in other materials in connection with the solicitation of proxies by the Record Holder from stockholders of the Company to be voted at the 2007 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: February 14, 2007


/s/ Auguste E. Rimpel, Jr.
--------------------------
Name:  Auguste E. Rimpel, Jr.

                                                                         ANNEX B
                                                                    ATTACHMENT 6

                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of WCI Communities, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (collectively, the "Record Holder") and in other materials in connection with the solicitation of proxies by the Record Holder from stockholders of the Company to be voted at the 2007 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: February 14, 2007


/s/ Howard Lorber
-----------------
Name:  Howard Lorber

                                                                         ANNEX B
                                                                    ATTACHMENT 7

                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of WCI Communities, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (collectively, the "Record Holder") and in other materials in connection with the solicitation of proxies by the Record Holder from stockholders of the Company to be voted at the 2007 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: February 13, 2007


/s/ Michael L. Ashner
---------------------
Name:  Michael L. Ashner

                                                                         ANNEX B
                                                                    ATTACHMENT 8

                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of WCI Communities, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (collectively, the "Record Holder") and in other materials in connection with the solicitation of proxies by the Record Holder from stockholders of the Company to be voted at the 2007 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: February 14, 2007


/s/ Judge Jerome Becker
-----------------------
Name:  Judge Jerome Becker

                                                                         ANNEX B
                                                                    ATTACHMENT 9

                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of WCI Communities, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (collectively, the "Record Holder") and in other materials in connection with the solicitation of proxies by the Record Holder from stockholders of the Company to be voted at the 2007 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: February 14, 2007


/s/ Sumner Baye
---------------
Name:  Sumner Baye

                                                                         ANNEX B
                                                                   ATTACHMENT 10

                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of WCI Communities, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (collectively, the "Record Holder") and in other materials in connection with the solicitation of proxies by the Record Holder from stockholders of the Company to be voted at the 2007 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: February 14, 2007


/s/ Hugh F. CulverhousE
-----------------------
Name:  Hugh F. Culverhouse

                                                                         ANNEX C


Attached to this Annex C is the form of agreement pursuant to which the Record Holders have agreed to pay certain fees to certain of the Nominees and to indemnify such Nominees with respect to certain costs incurred by such Nominees in connection with the proxy contest relating to the Annual Meeting.

                                ICAHN PARTNERS LP
                          ICAHN PARTNERS MASTER FUND LP
                         HIGH RIVER LIMITED PARTNERSHIP

                               February [__], 2007


[NOMINEE]


Dear Mr. [___________]:

     This will confirm our understanding as follows:

     You agree that you are willing, should we so elect, to become a member of a slate of nominees (the "Slate") to stand for election as directors of WCI Communities, Inc. ("WCI") in connection with a proxy contest with management of WCI in respect of the election of directors of WCI at the 2007 Annual Meeting of Stockholders of WCI (the "Annual Meeting"), expected to be held in May 2007, or a special meeting of stockholders of WCI called for a similar purpose (the "Proxy Contest").

     Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (collectively, "Icahn"), agree to pay the costs of the Proxy Contest.

     [In addition, upon our filing of a preliminary proxy statement with the SEC, which indicates that Icahn intends to nominate you for election at the Annual Meeting, you will be paid $25,000 by Icahn.]*

     You understand that, pursuant to the By-Laws of WCI, it may be difficult, if not impossible, to replace nominees who, such as yourself, have agreed to serve on the Slate and later change their minds and determine not to seek election. Accordingly, the Slate is relying upon your agreement to seek election. In that connection, you are being supplied with a questionnaire in which you will provide Icahn with information necessary for Icahn to make appropriate disclosure both to WCI and for use in creating the proxy material to be sent to stockholders of WCI and to be filed with the Securities and Exchange Commission. You have agreed that (i) you will immediately complete and sign the questionnaire and return it to Mark DiPaolo, Counsel, Icahn Associates Corp., 767 Fifth Avenue, Suite 4700, New York, NY 10153, Tel: (212) 702-4361, Fax:
(212) 688-1158, Email: mdipaolo@sfire.com, and (ii) your responses to the questions contained therein will be true and correct in all respects. In addition, you have agreed that, concurrently with your execution of this letter, you will execute the attached instrument directed to WCI informing WCI that you consent to being nominated by Icahn for election as a director of WCI and, if elected, consent to serving as a director of WCI. Upon being notified that we have chosen you, we may forward that consent and your completed questionnaire (or summaries thereof) to WCI.

     Icahn hereby agrees that, so long as you actually serve on the Slate, Icahn will defend, indemnify and hold you harmless from and against any and all losses, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys' fees, costs, expenses and disbursements) incurred by you in the event that (i) you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating solely to your role as a nominee for director of WCI on the Slate (a "Proceeding") or (ii) you are called to testify or give a deposition in any Proceeding (whether or not you are a party or are threatened to be made a party to such Proceeding), including, in each case, the advancement to you of all reasonable attorneys' costs and expenses incurred by you in connection with any Proceeding. Your right of indemnification hereunder shall continue (i) in the event that Icahn determines to withdraw the Slate or remove you from the Slate and (ii) after the election has taken place but only for events which occur prior to such election and subsequent to the date hereof. Anything to the contrary herein notwithstanding, Icahn is not indemnifying you for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the Annual Meeting or such earlier time as you are no longer a nominee of the Slate for election to WCI's Board of Directors or for any actions taken by you as a director of WCI, if you are elected. Nothing herein shall be construed to provide you an indemnity: (i) in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; or (ii) if you acted in a manner which constitutes gross negligence or willful misconduct. In the event that you shall make any claim for indemnification hereunder, you shall promptly notify Icahn in the event of any third-party claims actually made against you or known by you to be threatened. In addition, with respect to any such claim, Icahn shall be entitled to control your defense with counsel chosen by Icahn. Icahn shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, Icahn may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

-----------------
*This bracketed provision is not contained in Mr. Schechter's Nominee Agreement.

     Each of us recognizes that should you be elected to the Board of Directors of WCI all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the stockholders of WCI and, as a result, that there is, and can be, no agreement between you and Icahn which governs the decisions which you will make as a director of WCI.

     Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

                                  Very truly yours,

                                  Icahn Partners LP, by Icahn Onshore LP, its general partner, by CCI Onshore Corp., its general partner


                                  By: __________________________
                                      Name:
                                      Title:


                                  Icahn Partners Master Fund LP, by Icahn
                                  Offshore LP, its general partner, by CCI
                                  Offshore Corp., its general partner


                                  By: __________________________
                                      Name:
                                      Title:


                                  High River Limited Partnership, by Hopper
                                  Investments, LLC, its general partner, by Barberry Corp., its sole member


                                  By: __________________________
                                      Name:
                                      Title:



Agreed to and Accepted as of the date first above written:

------------------------
Name:

                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of WCI Communities, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (collectively, the "Record Holder") and in other materials in connection with the solicitation of proxies by the Record Holder from stockholders of the Company to be voted at the 2007 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: _______________


------------------------
Name: